Exhibit 4.22

DECLARATION OF TRUST

        This DECLARATION OF TRUST, dated as of June 27, 2008 (this "Declaration of Trust"), among Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, as Delaware trustee (the "Delaware Trustee"), Jane E. Freedman and Paul H. McDonough, as trustees (the "Regular Trustees" and collectively with the Delaware Trustee, the "Trustees" and each a "Trustee") and OneBeacon U.S. Holdings, Inc., a Delaware corporation, as depositor (the "Depositor"). The Trustees and the Depositor hereby agree as follows:

        1.     The trust created hereby (the "Trust") shall be known as "ONEBEACON U.S. HOLDINGS TRUST II," in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

        2.     The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of Exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

        3.     The Depositor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of such Trust of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated therein.

        4.     The Depositor, as depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare, execute, and file with the Securities and Exchange Commission (the "Commission"), in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities, (b) any prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12 (b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare, execute and file with the New York Stock Exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to prepare, execute and file on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement. In the

event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, any Regular Trustees, in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wells Fargo Delaware Trust Company, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Jane E. Freedman and Paul H. McDonough, with each of them as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall or cause to have done by virtue hereof.

        5.     The number of Trustees initially shall be three and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days' prior written notice to the Depositor. If no successor has been appointed within such thirty day period, the Trustees may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee.

        6.     Upon written instructions from the Depositor, the Delaware Trustee shall dissolve and terminate the Trust and file in accordance with 12 Del.C. § 3810 a Certificate of Cancellation with the Delaware Secretary of Sate.

        7.     This Declaration of Trust constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties.

        8.     This Declaration of Trust shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        9.     This Declaration of Trust may be executed in one or more counterparts, each of which when so executed shall be an original and all of which when taken together shall constitute but one and the same instrument.

        [signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

DEPOSITOR
ONEBEACON U.S. HOLDINGS INC.
By:	/s/ PAUL H. MCDONOUGH
Name: Paul H. McDonough Title: Senior Vice President
DELAWARE TRUSTEE
WELLS FARGO DELAWARE TRUST COMPANY
By:	/s/ AMY L. MARTIN
Name: Amy L. Martin Title: Vice President
REGULAR TRUSTEES
/s/ JANE E. FREEDMAN Name: Jane E. Freedman
/s/ PAUL H. MCDONOUGH Name: Paul H. McDonough

EXHIBIT A

CERTIFICATE OF TRUST
OF
ONEBEACON U.S. HOLDINGS TRUST II

        THIS Certificate of Trust of ONEBEACON U.S. HOLDINGS TRUST II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the "Act").

        1.     Name.    The name of the statutory trust formed hereby is ONEBEACON U.S. HOLDINGS TRUST II.

        2.     Delaware Trustee.    The name and business address of the trustee of the Trust in the State of Delaware are Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

        3.     Effective Date.    This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.

WELLS FARGO DELAWARE TRUST COMPANY, as Delaware Trustee
By:	/s/ AMY L. MARTIN
Name: Amy L. Martin Title: Vice President
/s/ JANE E. FREEDMAN Name: Jane E. Freedman Title: Regular Trustee
/s/ PAUL H. MCDONOUGH Name: Paul H. McDonough Title: Regular Trustee